UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): November 15, 2019
Civeo Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	1-36246	98-1253716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (Address of Principal Executive Offices) (Zip Code)
(713) 510-2400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2019, the Board of Directors of Civeo Corporation (the “Company”) appointed Carolyn J. Stone to serve as Senior Vice President, Chief Financial Officer and Treasurer of the Company, effective immediately. The Company’s current Chief Financial Officer, Frank C. Steininger, will continue to serve as the Company’s Executive Vice President, Strategic Initiatives, principally responsible for global operational efficiency and other financial and strategic initiatives until his planned retirement in March 2020.

Ms. Stone, 47, joined the Company in May 2014 as Vice President, Controller and Corporate Secretary. Ms. Stone was not selected to the office described above pursuant to any arrangements or understandings with the Company or with any other person. There is no family relationship between Ms. Stone and any director or executive officer of the Company, and there are no related party transactions between Ms. Stone and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civeo Corporation

Date: November 18, 2019	By:	/s/ Bradley J. Dobson
Name: Bradley J. Dobson
Title: President & Chief Executive Officer